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                          DONALDSON, LUFKIN & JENRETTE

                                                                    EXHIBIT 23.5

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

    We hereby consent to (i) the inclusion of our opinion letter, dated April 23, 1996, to the Board of Directors of Interim Services Inc. (the "Company") as Exhibit C to the Definitive Joint Proxy Statement/Prospectus (the "Proxy") relating to the merger of Delco Merger Corp., a wholly owned subsidiary of Interim Services Inc., with and into Brandon Systems Corporation and (ii) all references to DLJ in the sections captioned "Summary--The Special Meetings--Opinions of Financial Advisors" and "The Merger--Opinion of Financial Advisor to Interim Services" of the Proxy Statement/Prospectus included in the registration statement on Form S-4 filed by Interim Services Inc. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                              DONALDSON, LUFKIN & JENRETTE
                                                 SECURITIES CORPORATION

                                        By:       /s/  VANESSA BURGESS
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                                                    Vanessa Burgess

New York, New York
April 23, 1996